UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2015

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3038279 (I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California (Address of principal executive offices)	91203-2306 (Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                                        Costs Associated with Exit or Disposal Activities

On September 3, 2015, DineEquity, Inc. a Delaware corporation (the “Corporation”) announced that it will move certain restaurant support center functions from its facility in Kansas City, Missouri to Glendale, California.

The Company estimates that it will incur approximately $8 million in costs related to the exit of the Kansas City Restaurant Support Center facility, $3 million in employee termination benefit costs, and $2 million in other personnel-related costs associated with this plan to relocate.

The Company estimates that it will incur a total of $13 million in costs (as itemized above) in connection with the exit of this facility.  The Company expects to recognize approximately $3 million of these costs in the 2015 fiscal year and $10 million of these costs in the 2016 fiscal year.

The Company estimates that substantially all of the estimated $13 million in total costs will result in future cash expenditures.

The Corporation’s analysis is preliminary and therefore is subject to change.  The actual amounts and timing may vary materially based on various factors. See “Forward-Looking Statements” below.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On September 3, 2015, the Corporation announced that Steven R. Layt, former President of the Applebee’s Business Unit, would be leaving the Corporation effective September 4, 2015.

(e)                                  Upon his departure from the Corporation, Mr. Layt will be provided severance payments and benefits consistent with his Employment Agreement, dated as of February 25, 2014.

Item 7.01.                Regulation FD.

On September 3, 2015, the Corporation issued a press release announcing the departure of Mr. Layt.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto and incorporated by reference herein,  is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release issued by the Corporation on September 3, 2015

Forward-Looking Statements

Statements contained in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Corporation’s indebtedness; risk of future impairment charges; trading volatility and the price of the Corporation’s common stock; the Corporation’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Corporation’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Corporation’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Corporation’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Corporation assumes no obligation to update or supplement any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2015	DINEEQUITY, INC.

	By:	/s/ Thomas W. Emrey
Thomas W. Emrey
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by the Corporation on September 3, 2015